Exhibit 99.1

AeroVironment Acquires Telerob, a Leader in Ground Robotic Solutions, to Expand Multi-Domain Unmanned Systems Offering and Global Presence

•	Transaction will combine leaders in unmanned aircraft systems (UAS) and unmanned ground vehicles (UGV) for broader, integrated mission solutions in air, near-space, ground and maritime domains

•	AeroVironment’s strong partnership with the United States Department of Defense and presence in 50 allied nations, combined with Telerob’s 45 nation footprint and multi-industry customer base, create significant opportunities for growth and value creation

•	AeroVironment and Telerob competing for multi-year United States Air Force Explosive Ordinance Disposal (EOD) robotic system program and pursuing multiple additional opportunities

•	Acquisition expected to be accretive within two years to AeroVironment GAAP EPS, and accretive to non-GAAP EPS in fiscal year 2022

SIMI VALLEY, Calif. Dec 8, 2020 – AeroVironment, Inc. (NASDAQ: AVAV), a global leader in unmanned aircraft systems, today announced it has entered into an agreement to acquire Telerob Gesellschaft für Fernhantierungstechnik mbH, a German leader in ground robotic solutions with a global footprint, for approximately $45.4 million

-more-

AVAV Telerob - 2

(€37.5 million) in cash, and will pay-off approximately $9.4 million (€7.8 million) in Telerob’s debt at closing. Telerob’s shareholder has the potential to receive an additional earn-out over three years of up to approximately $7.3 million (€6 million) based upon achieving specific milestones.

Founded in 1994, Telerob offers one of the industry’s most advanced and comprehensive turn-key unmanned ground robotics solutions, including the telemax and tEODor EVO family of UGVs, fully-equipped transport vehicles and training, repair and support services. Telerob’s cutting-edge solutions safely and effectively perform a variety of dangerous missions, including explosive ordinance disposal (EOD), hazardous materials handling (HAZMAT) and chemical, biological, radiological and nuclear (CBRN) threat assessment. Telerob’s ruggedized UGVs possess all-terrain capabilities and offer some of the most advanced, specialized, precision manipulators, autonomous functionality and intuitive operation to deliver a high degree of mission flexibility. Telerob’s customers span 45 countries and numerous applications, including homeland security, emergency response and defense. Telerob is based near Stuttgart, Germany, with its U.S. office in Erie, PA.

“Acquiring Telerob marks a significant step toward achieving AeroVironment’s goal of offering an integrated portfolio of intelligent, multi-domain robotic solutions in response to evolving threat environments and customer requirements for more effective, rapid and cost-effective capabilities,” said Wahid Nawabi, AeroVironment president and chief executive officer. “Telerob’s advanced, proven ground robotic solutions provide a valuable capability to complement our market leading tactical UAS and tactical missile solutions and address a broader set of missions for our customers.”

“Telerob’s recent track record of strong revenue growth and its culture of innovation and agility align extremely well with AeroVironment. We look forward to welcoming the talented Telerob team to AeroVironment,” Nawabi added. “Together, we will focus on delivering continued growth in our existing businesses, addressing significant new

-more-

AVAV Telerob - 3

adjacent market opportunities and developing new technologies and combined solutions to drive shareholder value and help our customers proceed with certainty.”

AeroVironment also announced that it recently submitted a proposal in partnership with Telerob to the United States Air Force for its multi-year, EOD robotic system program. AeroVironment’s strong track record supporting the Department of Defense and its proven delivery and support capabilities, coupled with Telerob’s advanced robotic system offering, represent a compelling solution for the Air Force mission. AeroVironment plans to pursue additional, significant domestic UGV opportunities with the United States Navy, Marine Corps, Air National Guard and numerous police forces. Specific international opportunities include UGVs for security at airports in a Middle Eastern allied nation and multiple UAS programs with the German Federal Ministry of Defense, which Telerob’s local presence supports.

“AeroVironment is a leader in unmanned systems, with a compelling vision for integrated robotic solutions that Telerob can help to achieve,” said Norbert Gebbeken, Telerob managing director. “We are excited to become part of the AeroVironment team and look forward to developing and delivering the advanced, integrated robotic solutions that will expand our reach and help our customers succeed. We are confident that working together, we will accelerate the progress underway and create greater opportunities to expand our geographic and customer footprint.”

AeroVironment expects the acquisition to be accretive to GAAP EPS in two years, and to non-GAAP EPS in fiscal year 2022, excluding intangible amortization and integration costs. Upon closing, Telerob will operate as a wholly-owned subsidiary of AeroVironment, which plans to retain its entire team. The acquisition is expected to close by the Spring of 2021, subject to German government clearance.

BNP Paribas Securities and King & Spalding LLP advised AeroVironment on the transaction.

-more-

AVAV Telerob - 4

About AeroVironment, Inc.

AeroVironment (NASDAQ: AVAV) provides technology solutions at the intersection of robotics, sensors, software analytics and connectivity that deliver more actionable intelligence so you can proceed with certainty. Celebrating 50 years of innovation, AeroVironment is a global leader in unmanned aircraft systems and tactical missile systems, and serves defense, government and commercial customers. For more information, visit www.avinc.com.

About Telerob

Telerob Gesellschaft für Fernhantierungstechnik mbH is an independent, medium-sized, owner-managed company based in Ostfildern near Stuttgart, Germany, producing defense and homeland security solutions. The product range includes remote-controlled robots for disarming improvised explosive devices and investigating CBRN hazards, fully equipped service vehicles as well as mobile system solutions ensuring the safety and security of critical infrastructure and people. For more information, visit https://www.telerob.com/en/.

Safe Harbor Statement

Certain statements in this press release may constitute “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are made on the basis of current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from those expressed or implied. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, our ability to successfully consummate the transactions contemplated by the agreement to purchase Telerob on a timely basis, if at all, including the satisfaction of the closing conditions of such transactions; the risk that disruptions will occur from the transactions that will harm our business; any disruptions or threatened disruptions to our relationships with our distributors, suppliers, customers

-more-

AVAV Telerob - 5

and employees; the ability to timely and sufficiently integrate international operations into our ongoing business and compliance programs; our ability to perform under existing contracts and obtain additional contracts; changes in the regulatory environment; the activities of competitors; failure of the markets in which we operate to grow; failure to expand into new markets; failure to develop new products or integrate new technology with current products; and general economic and business conditions in the United States and elsewhere in the world. For a further list and description of such risks and uncertainties, see the reports we file with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

##

For additional media and information, please follow us at:

Facebook: https://www.facebook.com/aerovironmentinc/

Twitter: https://twitter.com/aerovironment

LinkedIn: https://www.linkedin.com/company/aerovironment

YouTube: http://www.youtube.com/user/AeroVironmentInc

Instagram: https://www.instagram.com/aerovironmentinc/

Contacts

Media:

Mark Boyer

For AeroVironment, Inc.

+1 (310) 229-5956

mark@boyersyndicate.com

AeroVironment Corporate Communications

+1 (805) 520-8350

pr@avinc.com

Investors:

AeroVironment, Inc.

Makayla Thomas

+1 (805) 520-8350

ir@avinc.com

-end-